                                                                  Exhibit 10.12


                  AGREEMENT TO TRANSFER STOCK AND STOCK PLEDGE


         This agreement is made on November 1, 1996 by and between ADAM DIASTI, D.D.S. ("Dr. Diasti"), an individual licensed to practice dentistry in Florida whose mailing address is 25400 U. S. Highway 19, Suite 225, Clearwater, Florida 34623 and COAST DENTAL SERVICES, INC. ("Secured Party"), a Delaware corporation whose mailing address is 25400 U. S. Highway 19, Suite 225, Clearwater, Florida 34623.

                             BACKGROUND INFORMATION

         A. Coast Florida, P.A. ("Coast Fla.") is a Florida professional association which employs dentists.

         B.      Dr. Diasti is the sole shareholder of Coast Fla.

         C. Pursuant to a Services and Support Agreement (the "Support Agreement") dated October 1, 1996, the Secured Party provides certain services and support to the dental practices of Coast Fla.'s employed dentists.

         D. Dr. Diasti has agreed to sell all of Coast Fla.'s shares owned by him to the Secured Party's designee for value if certain events occur, and the Secured Party desires its designee to purchase such shares if certain events occur.

         E. Dr. Diasti desires to pledge all of Coast Fla.'s shares owned by him to secure the promise referenced in paragraph D above and Secured Party desires to accept such security interest.

                             STATEMENT OF AGREEMENT

         The parties acknowledge the accuracy of the above information and in connection with the mutual promises and conditions contained herein and for other valid consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS.

         1.01 "COLLATERAL" means the shares of Coast Fla. stock owned by Dr. Diasti consisting of all of the validly issued and outstanding shares of Coast Fla.

         1.02 "TRANSFEREE" means the dentist(s) or professional association licensed to practice dentistry in Florida chosen by the Secured Party to be the purchaser of the Collateral.

2. CONDITIONAL AGREEMENT TO TRANSFER STOCK. Dr. Diasti shall immediately transfer the Collateral to the Transferee for the Purchase Price set forth in
Section 5 below if any of the following occurs (collectively, "Events of Transfer"):

                          (a)     Dr. Diasti dies,

                          (b)     Dr. Diasti loses his Florida license to
practice dentistry for any reason,

                          (c)     There is a default under the Support
Agreement by Coast Fla. or Dr. Diasti,

                          (d)     Dr. Diasti becomes insolvent by reason of his
inability to pay his debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or has such a petition filed against him which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for his business, assets or property; has his bank accounts, property or accounts attached; has execution levied against his business or property; makes an assignment for the benefit of his creditors; or has any of his Shares attached or levied upon for payment of his debts,

                          (e)     Dr. Diasti is adjudicated incompetent by any
court of law,

                          (f)     For any reason not otherwise an Event of
Default, Dr. Diasti no longer meets the qualifications to be a shareholder of a Florida professional association, or

                          (g)     This Agreement is breached by Dr. Diasti.


3. GRANT OF SECURITY INTEREST. Dr. Diasti grants to Secured Party a security interest in the Collateral to secure the promise set forth in Section 2 above.

4. DESIGNATION OF TRANSFEREE. The Secured Party shall designate Transferee to purchase the Collateral upon an Event of Transfer.

5. PAYMENT OF PURCHASE PRICE. The purchase price for the Collateral purchased by the Transferee (the "Purchase Price") shall be an amount equal to the fair market value of the Collateral as of the date of the default, determined by the nationally recognized firm of independent certified public accountants selected by the Secured Party. Any determination of the Collateral's fair market value by such firm shall be deemed a final determination of the fair market value as of the determination date and shall be conclusive upon all parties for purposes of this agreement as a commercially reasonable price. The Purchase Price shall be payable to Dr. Diasti or his personal representative in cash and/or promissory note within thirty (30) days after the Secured Party's receipt of the accounting firm's Purchase Price determination. The promissory note shall be payable over three (3) years and bear interest at the rate of eight percent (8%) per annum.

6. COMMERCIALLY REASONABLE DISPOSITION. The parties acknowledge that it would be impossible to realize a commercially reasonable price on the disposition of the pledged stock by public sale and very difficult to do so by private sale, except on the terms and conditions in Section Section 4 and 5. Therefore, the parties acknowledge that a disposition of the Collateral under Section Section 4 and 5 is a commercially reasonable disposition, and agree that the determination of price under Section 5 is commercially reasonable and that they will be bound by the price.

7. TERM. This agreement shall continue for as long as the Support Agreement and any renewals thereof are in effect.

8. REPRESENTATIONS AND WARRANTIES. Dr. Diasti represents and warrants the following.

         8.01 DR. DIASTI. There is no provision of any agreement to which Dr. Diasti is a party or of any law that would be contravened by the execution, delivery, or performance of this agreement; Dr. Diasti's name and description of legal status at the beginning are correct; and the background information listed as paragraphs A through E at the beginning are correct.

         8.02 COLLATERAL. As to each item of Collateral, Dr. Diasti has good title, free and clear of all claims, charges, liens, encumbrances, restrictions, options, calls and defects of any kind or nature whatsoever, except for a security interest granted hereby; no other person, entity, or governmental authority has or claims any lien or other interest in the Collateral; no adverse financing statements are on file; and there is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against Dr. Diasti, the outcome of which might materially and adversely affect the Collateral.

         8.03 COAST FLA. Coast Fla. will not issue, sell, or otherwise cause to become outstanding any additional capital stock; there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Coast Fla. to issue, sell, or otherwise cause to become outstanding any of its capital stock; and there is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against Coast Fla. or Dr. Diasti, the outcome of which might materially and adversely affect the continued operations of Coast Fla.

         8.04 SURVIVAL OF WARRANTIES. All representations and warranties shall survive the execution and delivery of this agreement.

9.       AFFIRMATIVE COVENANTS.

         9.01 NO AGENCY AND DEFENSE AGAINST CLAIMS. Nothing in this agreement shall make Dr. Diasti an agent of Secured Party for any purpose whatsoever.
Dr. Diasti shall defend the Collateral against all claims, demands, and defenses affecting Secured Party's security interest, regardless of merit, and shall hold Secured Party harmless therefrom, including without limit harmless from all attorneys' fees and other litigation expenses arising out of any such claims, demands, or defenses.

10.      CUSTODY AND HANDLING OF COLLATERAL AND RECORDS.

         10.01 PROTECTION OF SECURED PARTY'S SECURITY INTEREST. Upon execution of this agreement, Dr. Diasti shall give the Secured Party the share certificate(s) representing the Collateral, duly endorsed in blank or, if not endorsed in blank, Dr. Diasti shall give the Secured Party a duly executed stock power in blank.


         10.02 NO AUTHORITY TO SELL. Dr. Diasti shall not sell, assign, pledge, hypothecate, encumber, or otherwise transfer any item of Collateral except as expressly provided in this agreement. Dr. Diasti may sell or assign the Collateral only if purchaser or assignee Collateral first agrees in writing with the Secured Party to be bound by the terms of this agreement. If any item of Collateral or any right therein is transferred contrary to this agreement, Secured Party retains a security interest in such item and in the proceeds of such disposition.


11.      DEFAULT AND REMEDIES.

         11.01 REMEDIES UPON DEFAULT. Upon the occurrence of any default and continuously thereafter until waived in writing, Secured Party shall have the right and option to immediately sell the Collateral to Transferee subject to a subsequent determination of the Purchase Price to be paid later or to exercise any other remedy available to Secured Party as a secured party under law or equity.

         11.02 CONSTRUCTION OF RIGHTS AND REMEDIES AND WAIVER OF NOTICE AND CONSENT.

                 (a) This section applies to all rights and remedies provided by this agreement or by law or equity.

                 (b) Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Dr. Diasti, both of which Dr. Diasti waives.

                 (c) No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

12.      MISCELLANEOUS.

         12.01 NOTICES. Any notices, statements, requests, demands, consents, or other documents ("notices") shall be in writing and shall be delivered personally, by certified mail, postage prepaid, return receipt requested, or by overnight courier (prepaid) to the addresses set forth in the first paragraph hereof. When personally delivered, all notices shall be deemed given when actually received. When mailed, all notices shall be deemed given three days after mailing by certified mail and one day after mailing by overnight courier. Any notices given pursuant to this Section 8.01 shall be deemed reasonable and shall be effective, regardless of whether actually received.

         12.02 GOVERNING LAW. This agreement shall be construed and interpreted under the laws of the State of Florida.

         12.03 BINDING EFFECT. This agreement shall be binding upon Dr. Diasti, Dr. Diasti's personal representatives, heirs, successors, and assigns, as the case may be, and shall be binding upon and inure to the benefit of Secured Party and its successors and assigns. Dr. Diasti may not assign this agreement.

         12.04 AMENDMENT. This agreement may be amended, but only by a written amendment signed by Secured Party and Dr. Diasti.

         12.05 SEVERABILITY. If any provision of this agreement or the application of any provision to any party or circumstance shall be adjudged invalid or unenforceable to any extent, the application of the remainder of the provision to the party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this agreement shall not be affected thereby. Each provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

         12.06 HEADINGS. The headings in this agreement are for convenience of reference only and shall not be used in interpreting this agreement.

         12.07 NUMBER; GENDER. Where appropriate, the number of all words in this agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof.

COAST DENTAL SERVICES, INC.

By:___________________________              ________________________________
                                            Adam Diasti, D.D.S.

         Its:_____________________